SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 11, 2007
Date of Report (Date of earliest event reported)

Anchor BanCorp Wisconsin, Inc.
(Exact Name of Registrant as Specified in its Charter)

WI
(State or Other Jurisdiction of Incorporation)

00020006	391726871
(Commission File Number)	(IRS Employer Identification No.)

25 West Main Street, 57303
(Address of Principal Executive Office) (Zip Code)

608-252-8982
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 11, 2007, Anchor BanCorp Wisconsin, Inc. (the “Company”) entered into a definitive agreement and plan of merger with S&C Banco, Inc., New Richmond Wisconsin, whereby the Company will acquire all of the issued and outstanding stock of S&C Banco, Inc. The Company will pay approximately $106 million in cash, or $451 per share, for the outstanding stock. The Merger Agreement is subject to certain terms and conditions, including receipt of necessary regulatory approvals and approval of S&C Banco, Inc. shareholders. The Company expects to complete the merger during the second half of 2007.

The Company issued a press release a press release relating to the merger on July 12, 2007. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT #		DESCIPTION
99.1		Press Release of Anchor BanCorp Wisconsin, Inc. dated July 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anchor Bancorp Wisconsin, Inc.

Date: July 12, 2007	By:	/s/ Douglas J. Timmerman
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT #	DESCIPTION
99.1	Press Release dated July 12, 2007